FIRST AMENDMENT TO THE
NATURAL HEALTH TRENDS CORP. 2016 EQUITY INCENTIVE PLAN

THIS AMENDMENT to the Natural Health Trends Corp. 2016 Equity Incentive Plan (the “Plan”), is hereby adopted by Natural Health Trends Corp., a Delaware corporation (the “Company”), on this 10th day of October, 2019.
WITNESSETH

WHEREAS, the Company sponsors the Plan for the benefit of eligible employees, officers, directors, contractors, consultants, and advisors of the Company;
WHEREAS, the Plan provides a means by which eligible recipients may be given a direct incentive to contribute to an increase in the value of the Company’s common stock through the granting of a variety of share-based awards;
WHEREAS, the Plan provides that awards may be made that satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), for deductible qualified performance-based compensation, including the individual award limits under 26 CFR 1.162-27(e)(2)(vi)(A);
WHEREAS, P.L. 115-97, which is commonly referred to as the Tax Cuts and Jobs Act, made significant amendments to Code Section 162(m), including eliminating the exception for qualified performance-based compensation;
WHEREAS, the Plan may be amended by the Company’s Board of Directors in accordance with Section 15(a) of the Plan; and
WHEREAS, the Company desires to amend the Plan to provide that the limits to awards granted to individual awardees in any 12-month period as provided in Section 3(b)(i) of the Plan (the “Individual Award Limits”) shall be deemed not to apply to the awards made under the Plan by the Company’s Compensation Committee on August 9, 2019, and to further provide that the Individual Award Limits shall be eliminated from the Plan.
NOW, THEREFORE, the Plan is hereby amended effective August 9, 2019 to provide that the Individual Award Limits shall be deemed not to apply to the awards made by the Company’s Compensation Committee on August 9, 2019, and the Plan is hereby further amended effective as of the date hereof to restate Section 3(b) of the Plan in its entirety to provide as follows:
(b)    Incentive Stock Option Limits. Subject to the provisions of Section 14, the maximum number of Shares reserved for issuance as Incentive Stock Options is 2,500,000 Shares.

IN WITNESS WHEREOF, the undersigned has executed this Amendment this 10th day of October, 2019.
NATURAL HEALTH TRENDS CORP.

By:    /s/ Timothy S. Davidson
Timothy S. Davidson
Title:    Chief Financial Officer